Exhibit 99.2

Amplify Energy Announces Closing of Oklahoma Divestiture

HOUSTON, December 29, 2025 -- Amplify Energy Corp. (NYSE: AMPY) (“Amplify,” the “Company,” “us,” or “our”) announced today that it closed the previously announced transaction to sell its interests in Oklahoma for a contract price of $92.5 million, subject to customary post-closing adjustments.

With proceeds from its East Texas and Oklahoma divestitures, the Company has eliminated all debt outstanding under its current revolving credit facility, which is being amended for the pro-forma Company. The Company expects to close the amended credit facility by December 31st.

Dan Furbee, Amplify’s Chief Executive Officer commented, “We are excited to have completed the closings of the East Texas and Oklahoma transactions in coordination with the Company’s previously announced strategic plan to simplify its portfolio. With an improved balance sheet, the Company intends to focus its resources on its highest upside assets. Furthermore, after closing these transactions, Amplify expects to materially reduce G&A costs. We believe Amplify will be well positioned to create significant upside value at both Beta and Bairoil.”

Mr. Furbee continued, “I want to thank our talented and dedicated teams for the significant effort they have put forth on these transactions in addition to their continued commitment to safe and efficient operations.”

About Amplify Energy

Amplify Energy Corp. is an independent oil company engaged in the acquisition, development, exploitation and production of oil. Amplify’s operations are focused in Beta (Pacific Offshore Continental Shelf) and Bairoil (Rockies). For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “outlook,” “continue,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the anticipated closing of the amended credit facility, the impact of the East Texas and Oklahoma sales on the Company’s business and future financial and operating results, and the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. These include risks and uncertainties relating to, among other things: the Company’s evaluation and implementation of strategic alternatives; the ability to close the amended credit facility and risks related to future redeterminations of the borrowing base under the Company’s amended revolving credit facility; the Company’s ability to satisfy debt obligations; the Company’s need to make accretive acquisitions or substantial capital expenditures to maintain its declining asset base, including the existence of unanticipated liabilities or problems relating to acquired or divested business or properties; volatility in the prices for oil, natural gas and NGLs; the Company’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Company’s indebtedness, including financial covenants; general political and economic conditions, globally and in the jurisdictions in which we operate, including the Russian invasion of Ukraine, and ongoing conflicts in the Middle East, trade wars and the potential destabilizing effect such conflicts may pose for the global oil and natural gas markets; expectations regarding general economic conditions, including inflation; and the impact of local, state and federal governmental regulations, including those related to climate change and hydraulic fracturing, and potential changes in these regulations. Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/sec-filings/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jim Frew -- President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan -- Vice President, Finance and Treasury

(832) 219-9051

michael.jordan@amplifyenergy.com

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